Exhibit 3.01

Name of entity as on file with the Nevada Secretary of State : 3DX INDUSTRIES, INC. Entity or Nevada Business Identification Number (NVID) : NV20081277882 1. Entity information Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51% Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT This form must be accompanied by appropriate fees. page 1 of 3 Business Number E0670712008 - 7 Filed in the Office of Filing Number 20265528782 Secretary of State State Of Nevada Filed On 02/18/2026 14:21:39 PM Number of Pages 5

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 02/18/2026 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☑ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☑ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Articles Added: Fourth: Have been amended to reflect the authorized capital of 750,000,000

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X Randall Lanham — Authorized Signer

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

page 2 of 3

Business Number E0670712008 - 7 Filed in the Office of Filing Number 20265528782 Secretary of State State Of Nevada Filed On 02/18/2026 14:21:39 PM Number of Pages 5

Business Number E0670712008 - 7 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265528782 Filed On 02/18/2026 14:21:39 PM Number of Pages 5

Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2026021801399 - 5045951 20265528782 Amendment After Issuance of Stock 02/18/2026 14:21:39 PM 5 OFFICE OF THE SECRETARY OF STATE Business Entity - Filing Acknowledgement 02/18/2026 Indexed Entity Information: Entity ID: E0670712008 - 7 Entity Status: Active Entity Name: 3DX INDUSTRIES, INC. Expiration Date: None Commercial Registered Agent AMERICAN CORPORATE ENTERPRISES, INC. 123 WEST NYE LN STE 129, Carson City, NV 89706, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119